     As Filed With the Securities and Exchange Commission on August 13, 1999

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           EPICOR SOFTWARE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                            33-0277592
       ---------------------------------           -------------------
         (State or other jurisdiction               (I.R.S. Employer
       of incorporation or organization)           Identification No.)


               195 Technology Drive, Irvine, California 92618-2402
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                       1999 NONSTATUTORY STOCK OPTION PLAN
                 1999 MERGER TRANSITION NONSTATUTORY STOCK PLAN
                 ----------------------------------------------
                              (Full title of plans)

                                   ----------

                    L. George Klaus, Chief Executive Officer
                           Epicor Software Corporation
                              195 Technology Drive
                          Irvine, California 92618-2402
                    ----------------------------------------
                     (Name and address of agent for service)

                                 (949) 585-4000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Perry Tarnofsky, Esq.
                           Epicor Software Corporation
                              195 Technology Drive
                              Irvine, CA 92618-2402

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        Proposed maximum   Proposed maximum
Title of securities     Amount to be      offering price      aggregate            Amount of
 to be registered      registered (1)       per share       offering price     registration fee
-------------------    --------------   ----------------   ----------------    ----------------
Common Stock,             2,900,000            (2)           $16,703,424(2)        $4,643.55
  $.001 par value          shares
===============================================================================================

----------
(1) This Registration Statement covers an aggregate of 2,000,000 shares of Common Stock which may be issued pursuant to Registrant's 1999 Nonstatutory Stock Option Plan (the "Plan") and 900,000 shares of Common Stock which may be issued pursuant to Registrant's 1999 Merger Transition Nonstatutory Stock Option Plan ("Merger Plan") together with such additional shares of such Common Stock as may be issued to the holders of such options pursuant to anti-dilution provisions.

(2) In accordance with Rule 457(h), the aggregate offering price of 595,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the Plan are based upon the per share exercise price of such options, the weighted average of which is $7.375 per share. Also in accordance with Rule 457(h), the aggregate offering price of 329,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the Merger Plan are based on the per share exercise price of such options, the weighted average of which is $11.6250 per share. With respect to the remaining 1,976,000 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options which Registrant is authorized to issue under the Plan and the Merger Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by NASDAQ National Market System for the Common Stock on August 10, 1999, which was $4.2969 per share.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

         (a) The Registrant's Transition Report on Form 10-K for the transition period from July 1, 1998 to December 31, 1998.

         (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (c) Registrant's Current Reports on Form 8-K dated April 26, 1999, July 7, 1999, and August 2, 1999.

         (d) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

         (e) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed on October 15, 1992 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) As permitted by the Delaware General Corporation Law, the Second Restated Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Amended and Restated Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Amended and Restated Bylaws provide for a similar indemnity to directors and officers of the Company to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and executive officers of the Registrant against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

          4.1     Epicor Software Corporation 1999 Nonstatutory Stock Option
                  Plan.

          4.2 Epicor Software Corporation 1999 Merger Transition Nonstatutory Stock Option Plan.

          5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati.

         23.1     Consent of Wilson, Sonsini, Goodrich & Rosati, (included in
                  Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP, Independent Accountants.

         24.1 Power of Attorney (included on the signature page to the Registration Statement - see pages II-4 through II-6).

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                   (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                   (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                   (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 2nd day of August, 1999.

                                        EPICOR SOFTWARE CORPORATION



                                        By: /s/ L. George Klaus
                                            ------------------------------------
                                            L. George Klaus
                                            Chairman of the Board, Chief
                                            Executive Officer and President

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Epicor Software Corporation, do hereby constitute and appoint L. George Klaus and Norman R. Farquhar, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                       Title                           Date
            ---------                       -----                           ----

     /s/ L. George Klaus            Chairman of the Board,
     ---------------------------    Chief Executive Officer and         August 2, 1999
         L. George Klau             President



     /s/ Norman R. Farquhar         Executive Vice President, Chief
     ----------------------------   Financial Officer (Principal        August 2, 1999
         Norman R. Farquhar         Accounting and Financial Officer)


     /s/ Arthur J. Marks            Director                            August 2, 1999
     ---------------------------
         Arthur J. Marks


                                    Director
     ----------------------------
         L. John Doerr

     /s/ Donald R. Dixon            Director                            August 2, 1999
     ----------------------------
         Donald R. Dixon

                                  EXHIBIT INDEX

Exhibit                                                                                      Sequential
Number                                 Description                                           Page Number
------                                 -----------                                           -----------
  4.1      Epicor Software Corporation 1999 Nonstatutory Stock Option Plan.

  4.2      Epicor Software Corporation 1999 Merger Transition Nonstatutory Stock Option
           Plan.

  5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati.

 23.1      Consent of Wilson, Sonsini, Goodrich & Rosati (Included in Exhibit 5.1).

 23.2      Consent of Ernst & Young LLP, Independent Accountants.

 24.1      Power of Attorney (Included on the signature page to the Registration
           Statement - see pages II-4 and II-5.)